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                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

             -----------------------------------------------------

                                   FORM 8-K

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                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


              December 2, 1998                                     0-23396
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Date of Report (Date of earliest event reported)          Commission File Number



                    Skyline Multimedia Entertainment, Inc.
            (Exact name of registrant as specified in its charter)

           New York                                    11-3182335
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                               350 Fifth Avenue
                           New York, New York 10118
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              (Address of Principal Executive Offices) (Zip Code)

                                (212) 564-2224
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             (Registrant's telephone number, including area code)


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Item 5.     Other Events.

     On December 2, 1998, Skyline Multimedia Entertainment, Inc. (the
"Company") received notification from the Nasdaq Stock Market ("Nasdaq") that Nasdaq's hearing panel has determined to delist the Company's securities effective as of the close of business on December 2, 1998. The Nasdaq hearing with respect to the Company's eligibility to maintain the listing of its Common Stock on Nasdaq was held on September 3, 1998. Although the Company has the right to request a review of the hearing panel's decision, such request will not stay the delisting decision. The Company's securities are eligible to trade on the OTC Bulletin Board, however, there can be no assurance that such trading will commence or that the Company's market makers will continue to make a market thereon. The delisting of the Company's securities from Nasdaq will likely have an adverse impact on the liquidity of the Company's securities and may make it more difficult to trade in the Company's securities or liquidate an investor's holdings. Also, such delisting may make it more difficult for the Company to raise equity capital.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)    not applicable

     (b)    not applicable

     (c)    not applicable



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 1998                 SKYLINE MULTIMEDIA ENTERTAINMENT, INC.



                                       By:    /s/Steven Schwartz
                                          ------------------------
                                       Name:  Steven Schwartz
                                       Title: Chief Financial Officer



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